                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant /X/
Filed by a party other than the Registrant / /

Check the appropriate box:
/ /  Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Section 240.14a-12

                             GLIMCHER REALTY TRUST
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

         -----------------------------------------------------------------------
     (5) Total fee paid:

         -----------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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
[LOGO] GLIMCHER
           REALTY TRUST


                              GLIMCHER REALTY TRUST
                              20 SOUTH THIRD STREET
                              COLUMBUS, OHIO 43215



                                                                  March 28, 2003


Dear Shareholder:

       You are cordially invited to attend the 2003 annual meeting of shareholders of Glimcher Realty Trust, which will be held on Friday, May 9, 2003, beginning at 11:00 a.m. at the Capital Club, 41 S. High Street, Columbus, Ohio 43215.

       Information about the meeting and the various matters on which the holders of common shares of beneficial interest will act is included in the Notice of Annual Meeting of Shareholders and Proxy Statement which follow. Also included is a Proxy Card and postage paid return envelope.

       It is important that your common shares be represented at the meeting. Whether or not you plan to attend, we hope that you will complete and return your Proxy Card in the enclosed envelope as promptly as possible.

                                            Sincerely,

                                            /s/ Herbert Glimcher
                                            ---------------------
                                            Herbert Glimcher
                                            CHAIRMAN OF THE BOARD

                              GLIMCHER REALTY TRUST


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 9, 2003

       The annual meeting of shareholders of Glimcher Realty Trust, a Maryland real estate investment trust (the "Company"), will be held at the Capital Club, 41 S. High Street, Columbus, Ohio 43215, on Friday, May 9, 2003 at 11:00 a.m., local time, for the following purposes:

       1. To elect two trustees to serve until the 2006 annual meeting of shareholders and until their successors are duly elected and shall qualify;

       2. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent public accountants for the fiscal year ending December 31, 2003; and

       3. To transact such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

       The Board of Trustees of the Company has fixed the close of business on March 17, 2003 as the record date for determining the holders of common shares of beneficial interest, $.01 par value per share, of the Company entitled to receive notice of and to vote at the meeting.

       SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON.

       YOUR VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

                                        BY ORDER OF THE BOARD OF TRUSTEES

                                        /s/ George A. Schmidt
                                        ------------------------
                                        George A. Schmidt
                                        SECRETARY

March 28, 2003
Columbus, Ohio

[LOGO] GLIMCHER
           REALTY TRUST



                              GLIMCHER REALTY TRUST
                              20 SOUTH THIRD STREET
                              COLUMBUS, OHIO 43215

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                                   MAY 9, 2003

                                  INTRODUCTION

       This Proxy Statement is furnished in connection with the solicitation by the Board of Trustees (the "Board of Trustees") of Glimcher Realty Trust, a Maryland real estate investment trust (the "Company"), of proxies from the holders of the Company's issued and outstanding common shares of beneficial interest, $.01 par value per share (the "Common Shares"), to be exercised at the Annual Meeting of Shareholders to be held on Friday, May 9, 2003 at the Capital Club, 41 S. High Street, Columbus, Ohio 43215 at 11:00 a.m., local time, and any adjournment(s) or postponement(s) of such meeting (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting.

       This Proxy Statement and enclosed form of proxy are first being mailed to the holders of Common Shares on or about March 28, 2003.

       At the Annual Meeting, the holders of Common Shares will be asked to consider and vote upon the following proposals (the "Proposals"):

              1. The election of two trustees to serve until the 2006 annual meeting of shareholders and until their successors are duly elected and shall qualify;

              2.     The ratification of the appointment of
                     PricewaterhouseCoopers LLP ("PWC") as independent public accountants for the fiscal year ending December 31, 2003; and

              3. Such other business as may properly come before the Annual Meeting.

       Only the holders of record of the Common Shares at the close of business on March 17, 2003 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. Each Common Share is entitled to one vote on all matters. As of the Record Date, 34,371,537 Common Shares were issued and outstanding.

       A majority of the Common Shares outstanding must be represented at the Annual Meeting in person or by proxy to constitute a quorum for the transaction of business at the Annual Meeting.

       In order to be elected as a trustee, a nominee must receive a plurality of all the votes cast at the Annual Meeting (Proposal 1). The affirmative vote of the holders of at least a majority of the votes cast at the Annual Meeting is required to ratify the appointment of PWC as the Company's independent public accountants (Proposal 2). For purposes of calculating votes cast with respect to each Proposal, abstentions will not be counted as votes cast and will have no effect on the result of the vote on any Proposal.

       The Common Shares represented by all properly executed proxies returned to the Company will be voted at the Annual Meeting as indicated or, if no instruction is given, in favor of all Proposals. As to any other business which may properly come before the Annual Meeting, all properly executed proxies will be voted by the persons named therein in accordance with their discretion. The Company does not presently intend to bring any other business before the Annual Meeting, and no shareholder nominations for election to the Board of Trustees and no shareholder proposals of business to be considered by shareholders at the Annual Meeting were included in this Proxy Statement because no such nominations or proposals were received by the Company before November 28, 2002. No nominations for election to the Board of Trustees and no shareholder proposals of business to be considered at the Annual Meeting may come before the Annual Meeting because the Company did not receive any such nominations or proposals between February 7, 2003 and March 11, 2003. Any person giving a proxy has the right to revoke it at any time before it is exercised (a) by filing with the Secretary of the Company a duly signed revocation or a proxy bearing a later date or (b) by voting in person at the Annual Meeting. Mere attendance at the Annual Meeting will not serve to revoke a proxy. If a shareholder is a participant in the Company's Distribution Reinvestment and Share Purchase Plan, the accompanying Proxy Card should include the number of Common Shares registered in the participant's name under the plan.

       NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED AND THE DELIVERY OF THIS PROXY STATEMENT SHALL, UNDER NO CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.


                                   PROPOSAL 1

                              ELECTION OF TRUSTEES

       The Company's Board of Trustees currently consists of 11 members. The trustees currently are divided into three classes, consisting of three members whose terms will expire at the Annual Meeting (the "Class III Trustees"), four members whose terms will expire at the 2004 annual meeting of shareholders (the "Class I Trustees") and four members whose terms will expire at the 2005 annual meeting of shareholders (the "Class II Trustees").

       Pursuant to the Company's Declaration of Trust, at each annual meeting the successors to the class of trustees whose term expires at such meeting shall be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election. Accordingly, at the Annual Meeting, each of the current Class III Trustees who has been nominated for re-election to the Board of Trustees and who is elected will hold office for a term of three years until the annual meeting of shareholders to be held in 2006 and until their respective successors are duly elected and shall qualify. Messrs. Herbert Glimcher and Harvey A. Weinberg have been nominated by the Nominating and Corporate Governance Committee for re-election to the Board of Trustees. Mr. David J. Glimcher, who has been a trustee of the Company since September, 1993 and whose term will also expire at the Annual Meeting, has recently notified the Board of Trustees that he will not stand for re-election at the Annual Meeting. It is the intention of the Board of Trustees to fill Mr. Glimcher's vacancy in accordance with the By-laws of the Company at such time as the Nominating and Corporate Governance Committee can initiate a search for a qualified candidate and recommend a suitable replacement to the Board of Trustees, which is not expected to occur prior to the Annual Meeting.

       EXCEPT WHERE OTHERWISE INSTRUCTED, PROXIES SOLICITED BY THIS PROXY STATEMENT WILL BE VOTED FOR THE ELECTION OF EACH OF THE BOARD OF TRUSTEES' NOMINEES LISTED BELOW. Each such nominee has consented to be named in this Proxy Statement and to continue to serve as a trustee if elected.

       The information below relating to the nominees for election as trustees and for each of the other trustees whose terms of office continue after the Annual Meeting has been furnished to the Company by the respective individuals.

       Other than David J. Glimcher and Michael P. Glimcher, who are brothers, and Herbert Glimcher, the father of David J. Glimcher and Michael P. Glimcher, none of the trustees or executive officers of the Company are related to each other.

NOMINEES FOR ELECTION AS CLASS III TRUSTEES

       HERBERT GLIMCHER, 74, has been a trustee and Chairman of the Company since its inception in September, 1993 and has served as Chief Executive Officer of the Company since May, 1997. He served as President of the Company from March, 1998 until the appointment of Michael P. Glimcher as President in December, 1999. He served as Chairman of the Board of The Glimcher Company ("TGC") since its inception in 1959. Mr. Glimcher is a nationally recognized innovator in the field of shopping center development, having been instrumental in the management, acquisition and development of over 100 shopping centers during his approximately 40-year career in real estate. Mr. Glimcher is a member of the Board of Trustees of Mt. Carmel Health System, Inc., a member of the Board of Directors of The Ohio State University Foundation and a member of the Board of Trustees of the Columbus Jewish Foundation. Mr. Glimcher is a member of the International Council of Shopping Centers ("ICSC") and the National Association of Real Estate Investment Trusts ("NAREIT"). Mr. Glimcher is the Chairman of the Management Committee of the Board of Trustees.

       HARVEY A. WEINBERG, 65, has been a trustee of the Company since July, 1997. For the past five years, Mr. Weinberg has been a private investor and a limited partner in the Heritage Capital Group, a financial investment management and advisory business. Mr. Weinberg has over 35 years of experience as a retailer and manufacturer in the apparel industry, 25 years of which were spent at Hartmarx Corporation in various executive positions, the last five of which he served as Chairman and Chief Executive Officer. He serves on the Boards of Directors of Syms Corporation, a publicly traded New York Stock Exchange ("NYSE") company which is a retailer of men's, women's and children's apparel, and R.G. Barry Corporation, also a public company and the world's largest manufacturer and marketer of comfort footwear ("R.G. Barry"). He serves on the advisory boards of In Motion Pictures and the J.L. Kellogg Graduate School of Management at Northwestern University and is also an Academic Director in Kellogg's Executive Development Program. He is a visiting Executive Professor at the University of

North Florida School of Business and serves on the school's Business Advisory Council. He also serves as a director of the National Retail Federation's Foundation Board. He served on the Dean's Board for the School of Letters and Science at the University of Wisconsin from 1993 to 1996. Mr. Weinberg is the Chairman of the Audit Committee and a member of the Executive Compensation Committee of the Board of Trustees.

--------------------------------------------------------------------------------
THE BOARD OF TRUSTEES RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF HERBERT GLIMCHER AND HARVEY A. WEINBERG TO SERVE UNTIL THE 2006 ANNUAL MEETING OF SHAREHOLDERS AND UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND SHALL QUALIFY.
--------------------------------------------------------------------------------

OTHER TRUSTEES WHOSE TERMS OF OFFICE CONTINUE AFTER THE ANNUAL MEETING

       Information concerning the other trustees whose terms do not expire at the Annual Meeting is set forth below.

       PHILIP G. BARACH, 73, has been a trustee of the Company since January, 1994. Mr. Barach has been a private investor for the past five years. Prior thereto, he was Chairman of the Board of U.S. Shoe Corporation, a national retailer ("U.S. Shoe"), from 1990 until 1993 and Chairman of the Board, President and Chief Executive Officer of U.S. Shoe from 1966 until 1990. He is a Director of two other public companies, R.G. Barry and Bernard Chaus, Inc. (a designer of women's apparel). Mr. Barach also is a consultant to two privately-held companies, AmAsia International Ltd. (a footwear distributor) and PC On Call (an on-site computer repair business). Mr. Barach is the Chairman of the Executive Committee and the Executive Compensation Committee and a member of the Audit Committee of the Board of Trustees. He is also the lead trustee among the independent members of the Board of Trustees. Mr. Barach is a Class I Trustee.

       OLIVER W. BIRCKHEAD, 80, has been a trustee of the Company since January, 1994. Mr. Birckhead has been a private investor since 1988. Prior thereto, he was the President and Chief Executive Officer of The Central Bancorporation, a registered bank holding company, from 1969 until his retirement in 1989. Mr. Birckhead is active in several charitable and cultural organizations. Mr. Birckhead is a member of the Audit Committee and the Executive Compensation Committee of the Board of Trustees. Mr. Birckhead is a Class I Trustee.

       WILLIAM G. CORNELY, 53, has been a trustee of the Company since October 20, 1999 and is currently Executive Vice President, Chief Operating Officer and Treasurer of the Company. He has served as Executive Vice President since March 9, 1999, Chief Operating Officer since March 9, 1998 and Treasurer since May, 1997. He also served as Chief Financial Officer of the Company from April 15, 1997 until June 30, 2002. He served as Senior Executive Vice President from March 9, 1998 through October 20, 1999. From April 15, 1997 until his promotion to Senior Executive Vice President on March 9, 1998, he was a Senior Vice President. Mr. Cornely was associated with the international accounting firm of Coopers & Lybrand L.L.P. (a predecessor to PWC) from 1977 to 1997 and was a partner of such firm from 1986 until he joined the Company in 1997. Mr. Cornely is a member of ICSC and NAREIT and is active in several charitable organizations. Mr. Cornely is a member of the Management Committee of the Board of Trustees and the Disclosure Committee of the Company. Mr. Cornely is a Class I Trustee.

       WAYNE S. DORAN, 67, has been a trustee of the Company since October, 1999. He retired in the Fall of 2000 as a vice president of Ford Motor Company and Chairman of the Board of Ford Motor Land

Services Corporation ("Ford Land"), a wholly owned real estate subsidiary of Ford Motor Company. Mr. Doran joined Ford Motor Company in 1969 and became chief executive of Ford Land when it was formed in 1970. Before joining Ford Motor Company, Mr. Doran served as vice president and general manager of the land development division of Del E. Webb Corporation, Chicago, from 1963 to 1969. He is a trustee of the Urban Land Institute, Chairman of the Executive Committee of Metropolitan Realty Corporation, Chairman of the Detroit Metropolitan Wayne County Airport Commission and a trustee of the National Realty Committee. He is a director of the Arizona State University Foundation and the Arizona State University Research Park, The Drachman Institute and the PGA TOUR Golf Course Properties. He is a member of the board of governors of Berry College, Rome, Georgia, and sits on the executive board of the Detroit Area Council of the Boy Scouts of America. He also is a director of Henry Ford Health System. Mr. Doran is the Chairman of the Nominating and Corporate Governance Committee and a member of the Audit Committee, the Executive Compensation Committee and the Executive Committee of the Board of Trustees. Mr. Doran is a Class II Trustee.

       MICHAEL P. GLIMCHER, 35, has been a trustee of the Company since June, 1997 and was appointed President of the Company in December, 1999. Prior thereto, he was Executive Vice President of the Company since March, 1999, Senior Vice President of Leasing and Development of the Company since May, 1998 and Senior Vice President of Leasing since September, 1996. He was Vice President of Leasing since April, 1995 and Director of Leasing Administration since the Company's inception in 1993. Mr. Glimcher served as the Director of Leasing Administration of TGC from the time he joined that company in 1991. Mr. Glimcher is active in several charitable and community organizations. He is also a member of ICSC and NAREIT. Mr. Glimcher is a member of the Management Committee and the Executive Committee of the Board of Trustees and the Disclosure Committee of the Company. Mr. Glimcher is a Class II Trustee.

       JANICE E. PAGE, 54, has been a trustee of the Company since September, 2001. Ms. Page has been a private investor since 1997. Ms. Page has over 25 years of experience as a retailer in the apparel industry, 15 years of which were spent at Sears, Roebuck and Company, the last five of which she served as Senior Group Vice President until her retirement in 1997. She serves as a Director of two other public companies, R.G. Barry and Kellwood Company, an apparel manufacturer. Ms. Page holds a Bachelor of Arts degree from Pennsylvania State University. Ms. Page is a member of the Executive Compensation Committee and the Nominating and Corporate Governance Committee of the Board of Trustees. Ms. Page is a Class I Trustee.

       GEORGE A. SCHMIDT, 55, has been a trustee of the Company since May, 1999 and is currently Executive Vice President, General Counsel and Secretary of the Company. He has served as Executive Vice President since March 9, 1999 and General Counsel and Secretary since May 23, 1996. He served as Senior Vice President of the Company from September, 1996 until his promotion to Executive Vice President of the Company. Mr. Schmidt has over 25 years of experience in the practice of commercial real estate law, including six years as Assistant General Counsel of DeBartolo Realty Corporation, a NYSE-listed real estate investment trust, prior to joining the Company in May of 1996. Mr. Schmidt has a B.A. degree from Cornell University, an M.B.A. degree from Ohio University and a J.D. degree from Case Western Reserve University. Mr. Schmidt is a member of the Ohio, Texas, Columbus, Ohio and American Bar Associations and is a member of ICSC and NAREIT. Mr. Schmidt has been a guest lecturer on shopping center leasing, legal and development issues for the American Bar Association and ICSC. Mr. Schmidt is a member of the Management Committee of the Board of Trustees and the Disclosure Committee of the Company. Mr. Schmidt is a Class II Trustee.

       ALAN R. WEILER, 69, has been a trustee of the Company since January, 1994. Mr. Weiler has been the President of Archer-Meek-Weiler Agency, Inc., an insurance agency ("Archer-Meek-Weiler"), since 1970 and is currently Chairman of the Board and Chief Executive Officer of Archer-Meek-Weiler. He is a director of Cincinnati Financial Corporation, an insurance holding company, and Commerce National Bank of Columbus. Mr. Weiler is active in several charitable and cultural organizations. Mr. Weiler is a Class II Trustee.


BOARD OF TRUSTEES' MEETINGS

       During the Company's fiscal year ended December 31, 2002, the Board of Trustees held four regular quarterly meetings and three special meetings. All of the trustees attended at least seventy-five percent (75%) of the aggregate of
(i) all of the Board of Trustees meetings and (ii) with respect to each trustee, all of the meetings of the committee(s) of the Board of Trustees on which such trustee serves. In addition, non-management trustees met without management in regular executive sessions over which Philip G. Barach presided. On June 25, 2002, the Board of Trustees adopted a Code of Conduct and Ethics Policy applicable to the trustees, officers (including the Chief Executive Officer and the Chief Financial Officer) and employees of the Company. A copy of the Code of Conduct and Ethics Policy is available on the Company's Web site at www.glimcher.com (the "Company's Web site").

BOARD COMMITTEES

       The Board of Trustees has an Audit Committee, an Executive Committee, an Executive Compensation Committee, a Management Committee and a Nominating and Corporate Governance Committee.

       The Audit Committee is composed of Messrs. Harvey A. Weinberg, Philip G. Barach, Oliver W. Birckhead and Wayne S. Doran. Mr. Weinberg is the Chairman of the Audit Committee. Each member of the Audit Committee qualifies as an "independent" trustee under the current listing standards of the NYSE. The function of the Audit Committee is to appoint and replace the independent public accountants, review with the independent public accountants the plans and results of the audit engagement, approve professional services provided by the independent public accountants, review the qualifications and independence of the independent public accountants, consider the range of audit and non-audit fees, review the adequacy of the Company's internal accounting controls and review and approve any related-party transactions. The Audit Committee met five times during the fiscal year ended December 31, 2002. The Board of Trustees adopted a new Audit Committee Charter on December 19, 2002. The Audit Committee Charter is attached hereto as EXHIBIT A. A copy of the Audit Committee Charter is also available on the Company's Web site. The Audit Committee Charter sets forth the responsibilities, authority and specific duties of the Audit Committee. The Charter specifies, among other things, the structure and membership requirements of the Audit Committee, as well as the relationship of the Audit Committee to the independent public accountants, the internal audit department and management of the Company.

       The Executive Committee is composed of Messrs. Philip G. Barach, Wayne S. Doran and Michael P. Glimcher. Mr. Barach is the Chairman of the Executive Committee. The Nominating and Corporate Governance Committee will recommend one additional member of the Board of Trustees to serve on the Executive Committee. The function of the Executive Committee is to generally exercise all powers of the Board of Trustees except for those which are prohibited pursuant to Resolutions adopted by the Board of Trustees or which require action by all trustees or independent trustees under applicable law. The Executive Committee met two times during the fiscal year ended December 31, 2002.

       The Executive Compensation Committee is composed of Messrs. Philip G. Barach, Harvey A. Weinberg, Oliver W. Birckhead and Wayne S. Doran and Ms. Janice E. Page. Mr. Barach is the Chairman of the Executive Compensation Committee. The function of the Executive Compensation Committee is to determine compensation for the Company's executive officers and to make recommendations to the Board of Trustees with respect to compensation programs and policies of the Company. In addition, the Executive Compensation Committee, by appointment of certain of its members, is authorized to administer the Company's 1993 Employee Share Option Plan (the "Employee Plan"), the 1993 Trustee Share Option Plan (the "Trustee Plan" and, together with the Employee Plan, the "1993 Option Plans") and the 1997 Incentive Plan (the "1997 Plan" and, together with the 1993 Option Plans, the "Option Plans"). The Executive Compensation Committee met two times during the fiscal year ended December 31, 2002. The Board of Trustees adopted an Executive Compensation Committee Charter on December 19, 2002. A copy of the Executive Compensation Committee Charter is available on the Company's Web site. The Executive Compensation Committee Charter sets out the responsibilities, authority and specific duties of the Executive Compensation Committee. The Charter specifies, among other things, the structure and membership requirements of the Executive Compensation Committee, as well as the relationship of the Executive Compensation Committee to any independent compensation consultants and management of the Company.

       The Management Committee is composed of Messrs. Herbert Glimcher, Michael
P. Glimcher, George A. Schmidt and William G. Cornely. Mr. Herbert Glimcher is the Chairman of the Management Committee. The function of the Management Committee is to authorize and direct the financing and disposition of certain properties of the Company in which the individual mortgage amount or the sale price does not exceed $5,000,000, provided that aggregate sales shall not exceed $36,000,000 in any one year. The Management Committee, along with other senior members of management, generally met weekly during the fiscal year ended December 31, 2002.

       The Nominating and Corporate Governance Committee is composed of Mr. Wayne S. Doran and Ms. Janice E. Page. Mr. Doran is the Chairman of the Nominating and Corporate Governance Committee. The Board of Trustees will appoint one additional independent member of the Board of Trustees to serve on the Nominating and Corporate Governance Committee. The function of the Nominating and Corporate Governance Committee is to identify individuals qualified to be members of the Board of Trustees, make recommendations to the Board of Trustees of nominees for election at the next annual meeting of the Company's shareholders, recommend to the Board of Trustees the corporate governance principles applicable to the Company and recommend to the Board of Trustees the trustee nominees for each committee of the Board of Trustees and for the Chairperson of each such committee. The Board of Trustees adopted a Nominating and Corporate Governance Committee Charter on December 19, 2002. A copy of the Nominating and Corporate Governance Committee Charter is available on the Company's Web site. The Nominating and Corporate Governance Committee Charter sets out the responsibilities, authority and specific duties of the Nominating and Corporate Governance Committee. In addition, on December 19, 2002, the Board of Trustees adopted the Corporate Governance Guidelines recommended by the Nominating and Corporate Governance Committee. A copy of the Corporate Governance Guidelines is available on the Company's Web site. The Corporate Governance Guidelines set forth various matters relating to the Board of Trustees' conduct of its affairs in the governance of the Company including, without limitation, trustee qualification standards, trustee responsibilities, the Board of Trustees' relationship to management and independent advisors, trustee compensation and trustee orientation and continuing education.

OTHER COMMITTEES

       The Disclosure Committee is composed of Ms. Melinda A. Janik and Messrs. Michael P. Glimcher, George A. Schmidt and William G. Cornely. Ms. Janik is the Chairman of the Disclosure Committee. The function of the Disclosure Committee is to ensure the accuracy, completeness and timeliness of any and all disclosures made to the Company's shareholders and the investment community as to the Company's financial condition and results of operations in all material respects. The Chief Executive Officer and the Chief Financial Officer adopted a Disclosure Committee Charter on December 19, 2002. A copy of the Disclosure Committee Charter is available on the Company's Web site. The Disclosure Committee Charter sets out the responsibilities, authority and specific duties of the Disclosure Committee.


TRUSTEES' COMPENSATION

       Each non-employee trustee of the Company receives an annual fee of $20,000, plus a fee of $1,000 for each meeting of the Board of Trustees and each committee meeting attended. In addition, commencing with the 2003 calendar year, the trustee serving as the Chairman of the Audit Committee of the Board of Trustees receives an additional annual fee of $10,000, the trustee serving as the lead independent trustee of the Board of Trustees receives an additional annual fee of $5,000 and each trustee serving as the Chairman of the Executive Compensation Committee and the Nominating and Corporate Governance Committee of the Board of Trustees receives an additional annual fee of $5,000. Any trustee serving as the Chairman of more than one committee shall receive an additional annual fee only for his or her chairmanship of one such committee. The trustee serving as the Chairman of the Executive Committee and/or the Management Committee of the Board of Trustees shall not receive additional annual fees for serving in such capacity.

       Each non-employee trustee is eligible to receive grants of options to purchase Common Shares under the Trustee Plan and the 1997 Plan and it is the Company's current intention to make annual grants of options to purchase 3,000 Common Shares and other awards under such plans to each such non-employee trustee. Employees of the Company who are also trustees are not paid any trustees' fees. In addition, the Company reimburses the trustees for travel expenses incurred in connection with their activities on behalf of the Company.

       On March 11, 2003, Messrs. Philip G. Barach, Oliver W. Birckhead, Wayne
S. Doran, David J. Glimcher, Alan R. Weiler, Harvey A. Weinberg and Ms. Janice
E. Page were each granted, under the 1997 Plan, options to purchase 3,000 Common Shares at an exercise price of $18.93 per share. The options granted to them vested and were exercisable immediately upon the grant thereof.



                                   PROPOSAL 2

          RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

       The Audit Committee has appointed PWC, which accounting firm was engaged as independent public accountants for the fiscal year ended December 31, 2002, to audit the financial statements of the Company for the fiscal year ending December 31, 2003. A proposal to ratify this appointment is being presented to the holders of Common Shares at the Annual Meeting. A representative of PWC is expected to be present at the meeting and available to respond to appropriate questions and, although that firm has indicated that no statement will be made, an opportunity for a statement will be provided.

       During the fiscal year ended December 31, 2002, PWC provided various audit services and non-audit services to the Company. Set forth below are the aggregate fees billed for these services:

       (a) Audit Fees: Aggregate fees billed by PWC for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2002 and for the reviews of the financial statements included in the Company's quarterly reports on Form 10-Q for the fiscal year ended December 31, 2002: $159,300;

       (b) Financial Information Systems Design and Implementation Fees: The aggregate fees billed by PWC for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2002: $0;

       (c) All Other Fees: The aggregate fees billed by PWC for services rendered to the Company, other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees" for the fiscal year ended December 31, 2002:
              $281,600. The aggregate fees included in this category relate to tax compliance, tax consulting and other audit and accounting services.

       The Audit Committee has determined that the provision of services covered in (b) and (c) above are compatible with maintaining the independence of PWC.

--------------------------------------------------------------------------------
THE BOARD OF TRUSTEES RECOMMENDS A VOTE "FOR" THE PROPOSED RATIFICATION OF APPOINTMENT OF PWC AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2003.
--------------------------------------------------------------------------------


                               EXECUTIVE OFFICERS

       The following information is provided with respect to the executive officers of the Company. Executive officers are chosen by and serve at the discretion of the Board of Trustees. Melinda A. Janik was elected Senior Vice President, Chief Financial Officer, effective July 1, 2002.

       HERBERT GLIMCHER, Chairman of the Board and Chief Executive Officer. Biographical information regarding Mr. Herbert Glimcher is set forth under "Proposal 1 - Nominees for Election as Class III Trustees."

       MICHAEL P. GLIMCHER, President. Biographical information regarding Mr. Michael P. Glimcher is set forth under "Proposal 1 - Other Trustees whose Terms of Office Continue after the Annual Meeting."

       WILLIAM G. CORNELY, Executive Vice President, Chief Operating Officer and Treasurer. Biographical information regarding Mr. Cornely is set forth under "Proposal 1 - Other Trustees whose Terms of Office Continue after the Annual Meeting ."

       GEORGE A. SCHMIDT, Executive Vice President, General Counsel and Secretary. Biographical information regarding Mr. Schmidt is set forth under "Proposal 1 - Other Trustees whose Terms of Office Continue after the Annual Meeting."

       WILLIAM R. HUSTED, 65, Senior Vice President, Construction Services, was a trustee of the Company from May, 1996 until May, 1999, and has been the Senior Vice President, Construction Services of the Company since September, 1996. Prior thereto, he served as Vice President of Development Services of the Company since January, 1996 and as Vice President of Construction of the Company from September, 1993 until January, 1996. From 1985 to 1988, Mr. Husted served as Director of Construction of the Company's predecessor, TGC.

       JOHN P. HOELLER, 63, has been Senior Vice President, Director of Property Management of the Company since December, 1997. Mr. Hoeller has over 20 years of experience in operating retail stores and shopping malls. From 1993 until 1997, he was Vice President, Regional Director of Properties for Wellspark Group and from 1991 until 1993 he was Senior Vice President and Director of Stores for Barneys New York. He spent five years as Senior Vice President and General Manager at the Saks Fifth Avenue New York City flagship store and was Vice President and Regional Director of the Detroit metropolitan area stores for J.L. Hudson Company for eight years. He was also Executive Vice President of The Taubman Company for two years. Mr. Hoeller is responsible for the day-to-day marketing, specialty leasing, sponsorship and operations of all of the Company's properties.

       THOMAS J. DROUGHT, JR., 41, has been Senior Vice President, Leasing since January 1, 2002. For the past six years, Mr. Drought has served in various leasing positions with the Company, including Regional Leasing Director and Vice President of Leasing. Prior to joining the Company, Mr. Drought spent nine years with L & H Real Estate Group (formerly Landau & Heyman Ltd.) and has more than 17 years of extensive real estate leasing experience. Mr. Drought holds the designation of Certified Leasing Specialist from ICSC. Mr. Drought is responsible for directing and overseeing leasing of the Company's entire portfolio of properties.

       MELINDA A. JANIK, 46, joined the Company as Senior Vice President, Chief Financial Officer, in July, 2002. Prior to joining the Company, Ms. Janik was Vice President and Treasurer of NCR Corporation from 1999 to 2002 and General Auditor from 1997 to 1998. From 1983 to 1996, Ms. Janik was associated with the international accounting firm of Price Waterhouse LLP (a predecessor to PWC), specializing in the financial services industry. Ms. Janik has a B.A. in Chemistry and an M.B.A. from The State University of New York at Buffalo. Ms. Janik is a member of the American Institute of Certified Accountants, the New York State Society of Certified Public Accountants, NAREIT and the Financial Executives Institute. Ms. Janik is the Chairman of the Disclosure Committee of the Company.

                             EXECUTIVE COMPENSATION

       The following table sets forth certain information with respect to the cash and other compensation paid or accrued by the Company for services rendered by Herbert Glimcher, the Company's current Chief Executive Officer, and the Company's four other most highly compensated current executive officers whose salary and bonus exceeded $100,000 (collectively, the "Named Executives"), during the fiscal years ended December 31, 2002, 2001 and 2000. The Company did not grant any restricted share awards or share appreciation rights or make any other long-term incentive plan grants or awards during the years indicated.

                                        SUMMARY COMPENSATION TABLE
                                                                                                    LONG-TERM
                                                                                                   COMPENSATION
                                                            ANNUAL COMPENSATION (1)                ------------
                                                --------------------------------------------      (COMMON SHARES)

UNDERLYING NAME & PRINCIPAL POSITION              YEAR          SALARY               BONUS            OPTIONS
------------------------------------              ----          ------               -----            -------
Herbert Glimcher,                                 2002         $500,000           $        0          100,000
Chairman of the Board                             2001         $500,000           $        0           75,000
and Chief Executive Officer                       2000         $500,000           $  144,375           75,000

Michael P. Glimcher,                              2002         $350,000           $        0           75,000
President                                         2001         $345,835           $        0           50,000
                                                  2000         $325,008           $   80,438           50,000

William G. Cornely,                               2002         $300,000           $        0           50,000
Executive Vice President,                         2001         $300,000           $        0           50,000
Chief Operating Officer and Treasurer             2000         $254,174           $   62,908           50,000

George A. Schmidt,                                2002         $250,000           $        0           30,000
Executive Vice President,                         2001         $241,666           $        0           50,000
General Counsel and Secretary                     2000         $200,000           $   41,400           50,000

Thomas J. Drought, Jr.,                           2002         $235,000           $        0           10,000
Senior Vice President, Leasing                    2001         $207,500           $   83,811           10,000
                                                  2000         $200,000           $   58,975           10,000

------------------------
(1) The total value of all perquisites and other personal benefits received by each officer was less than the lesser of $50,000 or ten percent (10%) of the total salary of and bonus paid or accrued by the Company for services rendered by such officer during the fiscal year.

                        OPTION GRANTS IN LAST FISCAL YEAR

       The following table sets forth certain information concerning options to purchase Common Shares granted during the fiscal year ended December 31, 2002 to the Named Executives. The Company did not grant any share appreciation rights during 2002.

                            NUMBER OF
                            SECURITIES         PERCENT OF TOTAL
                            UNDERLYING         OPTIONS GRANTED      EXERCISE OR                     GRANT DATE
                             OPTIONS           TO EMPLOYEES IN       BASE PRICE     EXPIRATION     PRESENT VALUE
           NAME             GRANTED(#)           FISCAL YEAR           ($/SH)          DATE           ($) (1)
           ----             ----------           -----------           ------          ----           -------
Herbert Glimcher              100,000                26.3%             $17.61        03/05/12         $33,410

Michael P. Glimcher           75,000                 19.7%             $17.61        03/05/12         $25,058

William G. Cornely            50,000                 13.1%             $17.61        03/05/12         $16,705

George A. Schmidt             30,000                  7.9%             $17.61        03/05/12         $10,023

Thomas J. Drought, Jr.        10,000                  2.6%             $17.61        03/05/12          $3,341

------------------------------
(1) Based upon the Black-Scholes option pricing model adapted for use in valuing executive stock options. The actual value, if any, that the Named Executive receives will depend on the excess of the stock price at the time of exercise over the exercise or base price on the date the option is exercised. There is no assurance that the value realized by the Named Executive will be at or near the value estimated by the Black-Scholes model. The estimated values under the model are based on arbitrary assumptions such as interest rates, stock price volatility and future dividends yields.


                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES


       During the fiscal year ended December 31, 2002, three of the Named Executives exercised options granted to them. As of December 31, 2002, options granted to the Named Executives were both in and out of the money. The following table sets forth certain information with respect to options exercised during 2002 and any unexercised options held as of the end of such fiscal year by the Named Executives.

                                                            NUMBER OF SECURITIES                 VALUE OF
                                                       UNDERLYING UNEXERCISED OPTIONS       IN-THE-MONEY OPTIONS
                       SHARES ACQUIRED     VALUE          HELD AT DECEMBER 31, 2002      HELD AT  DECEMBER 31, 2002
      NAME             ON EXERCISE (#)   REALIZED ($)     EXERCISABLE/UNEXERCISABLE      EXERCISABLE/UNEXERCISABLE
      ----             ---------------  -------------     -------------------------      -------------------------
Herbert Glimcher                 0               0             820,000/175,000               1,128,500/300,750
Michael P. Glimcher        170,000         600,027              62,000/125,000                   7,500/201,667
William G. Cornely          56,667         187,298              136,667/99,999                 187,501/198,163
George A. Schmidt          104,797         301,367               61,667/79,999                  50,001/195,363
Thomas J. Drought, Jr.           0               0                0,999/20,000                   31,897/39,638

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

       In connection with its initial public offering in 1994, the Company and its affiliates acquired several properties (the "Glimcher Properties" or, singularly, a "Glimcher Property") from Herbert Glimcher, David J. Glimcher and entities (or the beneficial owners (who are also executive officers and/or trustees of the Company) of such entities) affiliated with Herbert Glimcher and David J. Glimcher (collectively, the "Glimcher Entities"). In addition, at that time, the Company was granted options ("Purchase Options") to purchase, at the lower of cost or ninety percent (90%) of its fair market value (as determined by a third party independent appraiser selected by the independent trustees), the interest of certain of the Glimcher Entities in such parcels. As of December 31, 2002, the Company had Purchase Options in connection with the following parcels:
(i) three undeveloped outparcels contiguous to four of the Glimcher Properties aggregating approximately 95.43 acres, (ii) an approximately 58.7 acre parcel of undeveloped land in Delaware County, Ohio, which is not contiguous to any of the Glimcher Properties; and (iii) various other parcels of undeveloped land which are not contiguous to any of the Glimcher Properties, ranging in size from less than one acre to approximately 12.7 acres. Each Purchase Option is exercisable only if the respective parcel is developed as a retail property.

       During 1999, Glimcher Properties Limited Partnership, the Company's operating partnership ("GPLP"), exercised its option to purchase 28.695 acres located adjacent to The Mall at Fairfield Commons in Beavercreek, Ohio from an Ohio limited partnership in which Herbert Glimcher, Michael P. Glimcher, other immediate Glimcher family members and William R. Husted, Senior Vice President of the Company and Douglas W. Campbell, Vice President Construction Services of the Company have an ownership interest (the "Beavercreek Partnership"). In connection with such purchase, GPLP issued to the Beavercreek Partnership a promissory note for the entire purchase price in the amount of $5,000,000 which bears interest at a rate equal to 30 day LIBOR, calculated on the first day of each month, plus 160 basis points. The maturity date of the note has been extended to January, 2004.

       Additionally, the Company paid Triad CM ("Triad"), fifty percent (50%) of which is owned by TGC, which is wholly owned by Herbert Glimcher, $1,409,000 in 2002 in connection with subcontracting work at the Company's properties. The joint ventures controlled by the Company or in which the Company has a minority interest and is a passive investor paid Triad approximately $1,470,000 in 2002.

       In 2002, GPLP and GDC paid TGC and Corporate Flight, Inc. ("CFI"), each of which is wholly-owned by Herbert Glimcher, approximately $26,000 and $499,000, respectively, for the use, in connection with matters related to the Company's business, of a coach owned by TGC and an airplane owned by CFI. Joint ventures controlled by the Company or in which the Company has a minority interest and is a passive investor paid TGC and CFI approximately $1,000 and $63,000, respectively, for the use of such coach and airplane in connection with matters related to the Company's business.

       Alan R. Weiler, a trustee serving a three-year term which expires in 2005, is the Chairman of the Board and Chief Executive Officer of Archer-Meek-Weiler, which has received commissions from certain insurance carriers in connection with the placement of certain insurance policies for the Company. The net commissions received by Archer-Meek-Weiler for placing such policies during fiscal year 2002 were approximately $224,000.

       Mr. Weiler's children indirectly own a 9.6% interest in NP Limited Partnership ("NPLP"). His nieces and nephews also indirectly own a 9.6% interest in NPLP. NPLP owns a 50% interest in Polaris Center, LLC, the owner of Polaris Towne Center and a joint venture in which the Company has a 50.0% interest. NPLP also owns a 25% interest in Polaris Mall, LLC, the owner of Polaris Fashion Place and a joint venture in which the Company has a 39.29% interest. In addition, Mr. Weiler's sister-in-law owns a 14.5% interest in Polaris Mall, LLC.

       In connection with the sale of certain real property to Polaris Center, LLC and Polaris Mall, LLC, NPLP acquired and continues to hold an aggregate of 260,583 units of limited partnership in GPLP ("Units"). An entity owned by Mr. Weiler's children owns an aggregate of 12,136 Units and an entity owned by his nieces and nephews owns 22,403 Units. In addition, an entity owned 50% by Mr. Weiler's children and 50% by his nieces and nephews owns 9,573 Units.

       With respect to the development of Polaris Fashion Place in Columbus, Ohio, pursuant to the requirements of the Construction Loan Agreement dated October 13, 2000 with The Huntington National Bank, Key Bank National Association, National City Bank and The Provident Bank (the "Construction Loan Agreement"), Herbert Glimcher provided such banks with a $4 million letter of credit (the "Letter of Credit") to guarantee certain obligations of the Company under the Construction Loan Agreement. The Letter of Credit was terminated on May 29, 2002.

       On March 31, 1999, the Company acquired a twenty percent (20.0%) interest in San Mall, LLC ("San Mall"), the majority partner of San Mall, L.P., which owns Almeda Mall and Northwest Mall in Houston, Texas. On February 22, 2001, Fifth Avenue San Mall, LLC ("Fifth Avenue") acquired the remaining eighty percent (80.0%) ownership interest in San Mall previously held by an unaffiliated third party. Fifth Avenue is wholly owned by the daughter of Herbert Glimcher, the Chairman of the Company's Board of Trustees and the Company's Chief Executive Officer, and the sister of Michael Glimcher, the President of the Company. In connection with Fifth Avenue's acquisition of its interest in San Mall, the Company and Fifth Avenue entered into a Call Agreement that permitted either party to make an offer to acquire the interest of the other party in San Mall, which offer such other member could accept or reject. On November 18, 2002, the Company acquired from Fifth Avenue its eighty percent (80%) interest in San Mall for a purchase price of approximately $5.5 million. The consideration consisted of approximately $2,300,000 in cash and 195,149 operating partnership units which had a conversion value of approximately $3,200,000 on the date issued. The Company provides management and leasing services to San Mall under an operating agreement entered into in 1999. During fiscal year 2002, the Company recognized fee income of approximately $202,000 under such agreement.

       On May 10, 2002, the Company sold Plaza Vista Mall, a 214,000-square-foot community center located in Buena Vista, Arizona to a group of private investors which included David J. Glimcher (a member of the Board of Trustees of the Company). The sale price was $9,937,000, including cash of $2,237,000 and the assumption of a $7,700,000 mortgage note. The Company recognized a gain of $1,194,000 on the sale.

       A brother of Herbert Glimcher owns a company that leases seven store locations at the Company's various properties. The aggregate rents received by the Company from such locations during fiscal year 2002 were approximately $266,000.

       Herbert Glimcher has provided a loan guarantee to a private company unaffiliated with the Company that leased space commencing November 16, 2002 in a mall in which the Company has a joint venture interest. Minimum rent was $4,000 in 2002.

       The Company and GPLP have entered into Severance Benefit Agreements (the "Severance Agreements") with Messrs. Herbert Glimcher, George A. Schmidt, William G. Cornely, Michael P. Glimcher, John P. Hoeller, Thomas J. Drought, Jr., Barry L. Lustig, Douglas W. Campbell and Scott T.

McCarthy and Ms. Melinda A. Janik (for purposes of describing the Severance Agreements only, each an "Executive"). If an Executive is an employee of the Company or GPLP immediately prior to a "Change in Control of GRT" (as defined in the Severance Agreements), the Executive will be entitled to receive a lump sum severance payment equal to three times (except in the case of Messrs. Hoeller and Drought and Ms. Janik, two times, and in the case of Messrs. Lustig and Campbell, one and one-half times) the Executive's annual compensation during the calendar year preceding the calendar year in which the Change in Control of GRT occurs, such annual compensation to include (i) all base salary and bonuses paid or payable to the Executive, (ii) all grants of restricted Common Shares and
(iii) the fair market value of any other property or rights given or awarded to the Executive by the Company. In addition, any restricted Common Shares, or options to purchase Common Shares, granted to the Executive shall vest on the day immediately prior to the date of a Change in Control of GRT. For a period of 18 months following a Change in Control of GRT, the Company will maintain in full force and effect all life, accident, medical and dental insurance benefit plans and programs or arrangements in which the Executive was entitled to participate immediately prior to the date of the Change in Control of GRT, subject to certain conditions and limitations as set forth in the Severance Agreements.

       Additionally, an Executive who receives any compensation or recognizes any income which constitutes an "excess parachute payment" within the meaning of
Section 280G(b)(1) of the Internal Revenue Code of 1986, as amended (the "Code"), or for which a tax is otherwise payable under Section 4999 of the Code, is entitled to receive from the Company an additional amount (the "Additional Amount") equal to the sum of (i) all taxes payable by the Executive under
Section 4999 of the Code with respect to such excess parachute payments, including the Additional Amount, plus (ii) all income taxes payable by the Executive with respect to the Additional Amount.

       On January 1, 2002 (the "Effective Date"), the Company entered into a Consulting Agreement with P. Martin Yates (the "Yates Consulting Agreement"), which began on the Effective Date and was scheduled to expire on March 31, 2003, subject to the termination provisions contained therein. The Yates Consulting Agreement provided for a base salary of $150,000 per annum and certain other benefits. The Yates Consulting Agreement specifically stated that Mr. Yates would not be eligible to receive any bonuses. The Yates Consulting Agreement was terminated on December 15, 2002.

       On December 1, 2000, the Company entered into an Employment Agreement (the "Cornely Agreement") with William G. Cornely as Executive Vice President, Chief Operating Officer, Chief Financial Officer and Treasurer, with a term of three years commencing November 30, 2000, with termination allowable by either party by giving notice to the other party (on or before August 31 of each year of the Cornely Agreement) that such employment shall cease on December 1 of the year in which the notice is given. Mr. Cornely's base salary under the Cornely Agreement is $300,000 per annum, with bonuses to be determined according to the Company's Management Bonus Program. The Company has also entered into a Severance Agreement with Mr. Cornely as described above.

       On October 1, 2000, the Company entered into an Employment Agreement (the "McCarthy Agreement") with Scott T. McCarthy as Senior Vice President, Development, with a term of three years commencing October 1, 2000, subject to termination for cause or death or total disability. The McCarthy Agreement and the Severance Benefits Agreement among the Company, GPLP and Mr. McCarthy were terminated on April 15, 2002. On August 30, 2002, the Company and GDC entered into an agreement with Mr. McCarthy settling a dispute with him. Pursuant to the agreement, the Company has agreed not to disclose its terms; however, the Company does not believe the amounts payable to Mr. McCarthy under the agreement (which amounts are less than the amounts which would have been payable to Mr. McCarthy if his Employment Agreement had not been terminated) are material.

       The foregoing transactions were approved by the Audit Committee or the Executive Compensation Committee of the Board of Trustees, as appropriate.

ADDITIONAL INFORMATION WITH RESPECT TO EXECUTIVE COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

       The Executive Compensation Committee consists of Messrs. Philip G. Barach, Harvey A. Weinberg, Oliver W. Birckhead and Wayne S. Doran and Ms. Janice E. Page. The Board of Trustees has historically appointed certain members of the Executive Compensation Committee to serve either as administrators of the Option Plans or on the committees which administer the Option Plans. Currently, Messrs. Philip G. Barach, Harvey A. Weinberg and Oliver W. Birckhead are the members serving as such administrators of the Option Plans or on such committees which administer the Option Plans. The administrators and/or committees determine the number of options and other awards granted to the trustees and employees of the Company under the Option Plans. None of the members of the Executive Compensation Committee are officers and/or employees of the Company.


                       EXECUTIVE COMPENSATION COMMITTEE'S
                        REPORT ON EXECUTIVE COMPENSATION

       It is the responsibility of the Executive Compensation Committee to review compensation plans, programs and policies as they relate to the Company's executive officers, to determine the compensation of the Company's executive officers and to monitor the performance of the Company's executive officers.

       The Executive Compensation Committee's annual review includes an evaluation of the Company's corporate performance, growth, share appreciation and total return to shareholders. Consideration is also given to each officer's overall responsibilities, professional qualifications, business experience, job performance, technical expertise and such individual's resultant combined value to the Company's long-term performance and growth. It is the goal of the Executive Compensation Committee to provide compensation that is fair and equitable to both the officer and the Company.

       The key elements of the Company's executive compensation package are base salary, annual bonus and share options. The policies with respect to each of these elements, as well as the compensation paid to the executive officers of the Company for the fiscal year ended December 31, 2002, are discussed below.

BASE SALARIES

       In determining the amount of base salary paid by the Company to each of its executive officers in the fiscal year ended December 31, 2002, the Executive Compensation Committee evaluated the responsibilities of the position held and the experience of the individual with reference to the competitive marketplace for executive officers at certain other similar companies. In determining the base salary of Herbert Glimcher, the Company's Chief Executive Officer, for the fiscal year 2002, the Executive Compensation Committee took into account his experience and performance, as well as the Company's performance.

ANNUAL BONUS

       The Executive Compensation Committee approves and grants to the Company's executive officers bonuses based on the extent to which the Company achieves a targeted level of per share funds from operations in excess of a predetermined minimum amount. In determining bonus amounts, the Executive Compensation Committee reviews the performance of the Company, core portfolio trends, investment activities in the acquisition and development areas of the Company and non-financial performance measures such as the executive officer's performance, effort and role in promoting the long-term strategic growth of the Company, as well as other matters deemed appropriate by the Executive Compensation Committee. For the fiscal year ended December 31, 2002, no bonuses were granted to the Named Executives.

SHARE OPTIONS

       It is the intention of the Executive Compensation Committee to provide incentives to and enhance the productivity of the Company's executive officers by granting share options to such individuals. The Executive Compensation Committee considers share options to be a successful method of linking the interests of executives with those of the shareholders. In determining annual share option grants, the Executive Compensation Committee bases its decision on the individual's performance and potential to improve shareholder value.

       Share options have been, and generally will continue to be, granted with an exercise price equal to the market price of the Common Shares on the date of grant and vest pursuant to schedules set by the Option Plans' administrators and/or committees. The Executive Compensation Committee believes that by establishing a vesting schedule, the option holder is motivated to create shareholder value over the long-term since the full benefit of the compensation package cannot be realized unless the recipient remains an employee of the Company until such options are fully vested and unless the Common Shares appreciate in value.

OMNIBUS BUDGET RECONCILIATION ACT IMPLICATIONS FOR EXECUTIVE COMPENSATION

       It is the responsibility of the Executive Compensation Committee to address the issues raised by the change in the tax laws which made certain non-performance-based compensation to executives of public companies, including the Company, in excess of $1,000,000, non-deductible beginning in 1994. In this regard, the Executive Compensation Committee determines whether any actions with respect to this limit should be taken by the Company. At this time, it is not anticipated that any executive officer of the Company will receive any such compensation in excess of this amount. The Executive Compensation Committee will continue to monitor this situation and will take appropriate action if it is warranted in the future.

CONCLUSION

       The goal of the Executive Compensation Committee is to enhance the profitability of the Company and, thus, shareholder value, by aligning closely the financial interests of the Company's key executives with those of its shareholders. Specifically, the Executive Compensation Committee seeks to enhance the Company's ability to attract and retain qualified executive officers, to motivate such executives to achieve the goals inherent in the Company's business strategy and to emphasize share ownership by such executives and, thereby, tie long-term compensation to increases in shareholder value.

       To permit an ongoing evaluation of the link between the Company's performance and its executive compensation, the Executive Compensation Committee will review the Company's executive compensation program each year. This review will include a review of such executive's responsibilities, efforts and contributions to the Company's performance and future growth of the Company's revenues and earnings.

       In addition, while the elements of compensation described above will be considered separately, the Executive Compensation Committee will take into account the full compensation package afforded by the Company to the individual, including pension benefits, supplemental retirement benefits, severance plans, insurance and other benefits.

       Through the programs described above, a very significant portion of the Company's executive compensation is linked to individual and corporate performance.

       The foregoing report has been furnished by the Executive Compensation Committee.

March 28, 2003     Philip G. Barach         Wayne S. Doran    Harvey A. Weinberg
                   Oliver W. Birckhead      Janice E. Page


                             AUDIT COMMITTEE REPORT

       The Audit Committee has (i) reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2002 with the Company's management and the Company's independent auditors, PWC; (ii) discussed with PWC matters required to be discussed by Statement on Auditing Standards No. 61; (iii) received written disclosures and the letter from PWC regarding its independence from the Company as required by Independence Standards Board Standard No. 1 and discussed with PWC that firm's independence. Based on the review and discussions referred to in items (i) through (iii) above, the Audit Committee recommended to the Board of Trustees that the audited financial statements be included in the Company's annual report on Form 10-K for the Company's fiscal year ended December 31, 2002.

                                                Harvey A. Weinberg
                                                Philip G. Barach
                                                Wayne S. Doran
                                                Oliver W. Birckhead

                                                March 28, 2003

                          SHARE PRICE PERFORMANCE GRAPH

       The following table compares the cumulative total shareholder return on the Common Shares for the period commencing January 1, 19981 through December 31, 2002 with the cumulative total return on the Standard & Poor's 500 Stock Index ("S&P 500") and the NAREIT Equity REIT Total Return Index2 ("NAREIT Index") for the period commencing January 1, 1998 through December 31, 2002. Total return values for the S&P 500, the NAREIT Index and the Common Shares were calculated based on cumulative total return assuming the investment of $100 in each of the S&P 500, the NAREIT Index and in the Common Shares on January 1, 1998 and assuming reinvestment of dividends. The shareholder return shown on the graph below is not necessarily indicative of future performance.

                      -------------- ------------- ------------------
                        GRT Total       NAREIT          S&P 500
                         Return                          Index
                      -------------- ------------- ------------------
          12/31/1993      100.00         100.00          100.00

          12/31/1994      117.10         103.17          101.31

          12/31/1995      101.73         118.92          139.23

          12/31/1996      143.65         160.86          171.19

          12/31/1997      161.15         193.45          228.32

          12/31/1998      124.33         159.59          293.57

          12/31/1999      116.29         152.22          355.30

          12/31/2000      129.52         192.35          323.21

          12/31/2001      218.30         219.15          284.79

          12/31/2002      228.18         227.53          227.12
                      -------------- ------------- ------------------



                              [PERFORMANCE GRAPH]



---------------------
1 The Company's initial public offering was January 26, 1994.
2 The NAREIT Equity REIT Total Return Index (consisting of 149 companies with a total market capitalization of $151.3 billion) is maintained by NAREIT.

                        SECURITY OWNERSHIP OF MANAGEMENT

       The following table sets forth information regarding the beneficial ownership of the Common Shares by each trustee, the Named Executives, all trustees and executive officers as a group and all other persons known to the Company to be the beneficial owner of more than five percent (5.0%) of the Company's outstanding Common Shares as of March 17, 2003.


                                              AMOUNT                  PERCENT
NAME AND ADDRESS                           BENEFICIALLY                 OF
OF BENEFICIAL OWNER (1)                    OWNED (2) (3)             CLASS (4)
-----------------------                    -------------             ---------

Herbert Glimcher (5)                        2,238,058                 6.12%

Michael P. Glimcher (6)                       490,325                 1.40%

William G. Cornely (7)                        222,000                 0.64%

George A. Schmidt (8)                         156,871                 0.40%

Melinda A. Janik (9)                                0                 0.00%

Thomas J. Drought, Jr. (10)                    25,000                 0.07%

Philip G. Barach (11)                          23,100                 0.07%
  7600 Willowbrook Lane
  Cincinnati, Ohio  45237

Oliver W. Birckhead (12)                       37,900                 0.11%
  PNC Bank Center
  201 East Fifth Street, Suite 600
  Cincinnati, Ohio 45202

Wayne S. Doran (13)                            12,000                 0.03%
  1 Prestwick Court
  Dearborn, Michigan  48120

David J. Glimcher (14)                        814,316                 2.31%
  David J. Glimcher Company
  150 E. Main Street, 5th Floor
  Columbus, Ohio 43215

Alan R. Weiler (15)                            58,617                 0.17%
  Archer-Meek-Weiler Agency, Inc.
  150 E. Mound Street, Suite 308
  Columbus, Ohio 43215

Harvey A. Weinberg (16)                        22,850                 0.07%
  2384 Augusta Way
  Highland Park, Illinois  60035

                                              AMOUNT                 PERCENT
NAME AND ADDRESS                           BENEFICIALLY                OF
OF BENEFICIAL OWNER (1)                    OWNED (2) (3)             CLASS (4)
-----------------------                    -------------             ---------

Janice E. Page (17)                             6,000                 0.02%
  6547 Highcroft Drive
  Naples, Florida  34119

All trustees and executive                  4,107,037                10.67%
officers as a group (13 persons)

Stichting Pensioenfonds ABP                 1,721,600                 5.00%
Oude Lindestraat
70 6411 EJ
Heerlen
The Netherlands

-------------------
(1) Unless otherwise indicated, the address for each such individual is 20 South Third Street, Columbus, Ohio 43215.

(2) Unless otherwise indicated, the person has sole voting and investment power with respect to such Common Shares.

(3) Several of the trustees and executive officers of the Company own Units, which Units may (at the holder's election) be redeemed at any time for cash (at a price equal to the fair market value of an equal number of Common Shares) or, at the option of the Company, for Common Shares on a one-for-one basis.

(4) Amount and Percent of Class were computed based on 34,371,537 Common Shares outstanding as of March 17, 2003 and, in each person's case, the number of Common Shares issuable upon the exercise of options and the redemption of Units held by such persons, or in the case of all trustees and executive officers as a group, the number of Common Shares issuable upon the exercise of options and the redemption of Units held by all such members of such group, but does not include the number of Common Shares issuable upon the exercise of any other outstanding options or the redemption of any other Units. Common Shares issuable upon exercise of options are included only to the extent the related options are exercisable within 60 days of the date of this Proxy Statement.

(5) Includes 53,553 Common Shares held by Herbert Glimcher, individually, and 96,868 Common Shares held by the Herb and DeeDee Glimcher Charitable Trust, of which Mr. Glimcher's wife is the trustee. Also includes 958,230 Units held by Mr. Glimcher, 120,404 Units held by Mr. Glimcher's wife and 903,333 of Mr. Glimcher's 1,095,000 options, of which 50,000 fully vested on January 26, 1997, 50,000 fully vested on March 14, 1999, 75,000 fully vested on April 14, 2000, 200,000 fully vested on June 17, 2000, 100,000 fully vested on May 29, 2001, 270,000 fully vested on March 10, 2002, 75,000 fully vested on March 9, 2003, 50,000 fully vested on March 7, 2003 and 33,333 fully vested on March 5, 2003. Also includes 54,050 Common Shares which are owned by Mr. Glimcher and his wife as tenants-in-common and 51,620 Common Shares which are owned by trusts for the benefit of Mr. Glimcher's grandchildren and nephews, of which Mr. Glimcher's wife is a co-trustee. Mr. Glimcher does not exercise or share investment control over the Common Shares owned by the trusts described above.

(6) Includes 50,000 Common Shares held directly by Michael P. Glimcher and 500 shares held directly by Mr. Glimcher's wife. Also includes 157,189 Units held by Michael P. Glimcher. Also includes 120,333 of Mr. Glimcher's 245,000 options, 7,000 of which fully vested on January 26, 1997, 10,000 fully vested on March 14, 1999, 15,000 fully vested on April 14, 2000, 30,000 fully vested on May 29, 2001, 16,667 fully vested on March 9, 2003, 16,666 fully vested on March 7, 2003 and 25,000 fully vested on March 5, 2003. Also includes 8,000 Common Shares held in trust (Robert Glimcher and Arne Glimcher, Co-Trustees), 102,683 Units held in trust (Robert Glimcher and Arne Glimcher, Co-Trustees), and 51,620 Common shares which are owned by trusts for the benefit of Mr. Glimcher's nieces, nephews, cousins and children, of which Mr. Glimcher is a co-trustee. Mr. Glimcher does not exercise investment control over the Common Shares or Units held in trusts for which he is not a trustee.

(7) Includes 34,334 Common Shares held directly by William G. Cornely and 1,000 Common Shares held by Mr. Cornely's wife. Also includes 186,666 of Mr. Cornely's 286,666 options, 20,000 of which fully vested on April 15, 2000, 50,000 fully vested on May 29, 2001, 50,000 fully vested on March 10, 2002, 16,666 fully vested on March 9, 2003, 33,334 fully vested on March 7, 2003 and 16,666 fully vested on March 5, 2003.

(8) Includes 51,871 Common Shares held directly by George A. Schmidt. Also includes 105,000 of Mr. Schmidt's 191,666 options, 15,000 of which fully vested on April 14, 2000, 30,000 fully vested on May 29, 1998, 16,666 fully vested on March 9, 2003, 33,334 fully vested on March 7, 2003 and 10,000 fully vested on March 5, 2003.

(9) On July 1, 2002, Ms. Janik was granted options to purchase 20,000 Common Shares. One-third of these options become exercisable on July 1 of each of the years 2003 through 2005. On March 11, 2003, Ms. Janik was granted options to purchase 20,000 Common Shares. One-third of these options become exercisable on March 11 of each of the years 2004 through 2006.

(10) Includes 25,000 of Mr. Drought's 55,000 options, 4,000 of which fully vested on March 17, 1997, 3,000 of which fully vested on May 29, 2001, 1,333 fully vested on March 10, 2002, 6,667 fully vested on March 9, 2003, 6,667 fully vested on March 7, 2003 and 3,333 fully vested on March 5, 2003.

(11) Includes 21,000 options which are immediately exercisable. Also includes 2,100 Common Shares owned directly by Mr. Barach.

(12) Includes 7,500 options which are immediately exercisable. Also includes 24,000 shares owned by the Oliver W. Birckhead Trust F/B/O Oliver W. Birckhead, 3,000 Common Shares owned by the Oliver W. Birckhead Charitable Remainder Unit Trust, 1,600 Common Shares owned by Mr. Birckhead's wife, and 1,800 shares owned by Mr. Birckhead's wife, as Trustee.

(13)   Represents options which are immediately exercisable.

(14) Includes 599,582 Units held by David J. Glimcher and 3,582 Units held by The David J. Glimcher Company, which is wholly owned by Mr. Glimcher. Also includes 5,670 Common Shares held by David J. Glimcher individually, 1,500 Common Shares owned by The David J. Glimcher Company, 7,407 Common Shares owned by Mr. Glimcher's wife and 13,075 Common Shares owned by trusts, of which Mr. Glimcher's wife is trustee or co-trustee. Also includes 183,500 options which are fully vested and immediately exercisable. Mr. Glimcher does not exercise investment control over the Common Shares held in trusts.

(15) Includes 20,000 Common Shares held directly by Mr. Weiler, 21,000 options which are immediately exercisable and 17,617 Units owned by a limited partnership of which Mr. Weiler and his wife are the general partners.

(16) Includes 5,350 Common Shares owned by a trust for the benefit of Mr. Weinberg's wife. Also includes 17,500 options which are immediately exercisable.

(17)   Represents options which are immediately exercisable.

                                  SECTION 16(A)
                    BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

       Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's trustees, executive officers and persons who own more than ten percent (10%) of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission on Forms 3, 4 and 5. Trustees, executive officers and beneficial owners of greater than ten percent (10%) are required by regulation of the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) Forms 3, 4 and 5 they file.

       Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that all of its trustees, executive officers and beneficial owners of greater than ten percent (10%) complied with all Section 16(a) filing requirements applicable to them with respect to transactions during the year ended December 31, 2002.


                              SHAREHOLDER PROPOSALS

       Proposals of shareholders intended to be presented at the 2004 Annual Meeting of Shareholders must be received by the Company at its principal executive offices not later than November 28, 2003 for inclusion in the Company's proxy statement and form of proxy relating to that meeting.

       In addition, the By-laws of the Company provide that in order for a shareholder to nominate a candidate for election as a trustee at an annual meeting of shareholders or propose business for consideration at such meeting, notice must be given to the Secretary of the Company no more than 90 days nor less than 60 days prior to the first anniversary of the preceding year's annual meeting. Accordingly, under the By-laws of the Company, for a shareholder nomination or business proposal to be considered at the 2004 Annual Meeting of Shareholders, notice of such nominee or proposal must be received not earlier than March 10, 2003 and not later than February 9, 2004. The fact that the Company may not insist upon compliance with these requirements should not be construed as a waiver by the Company of its right to do so at any time in the future. The Nominating and Corporate Governance Committee will consider nominees recommended by the shareholders.


                         FINANCIAL AND OTHER INFORMATION

       The Company's Annual Report for the fiscal year ended December 31, 2002, including financial statements, is being sent concurrently to the Company's shareholders with this Proxy Statement.

                            EXPENSES OF SOLICITATION

       The cost of soliciting proxies will be borne by the Company. Brokers and nominees should forward soliciting materials to the beneficial owners of the Common Shares held of record by such persons and the Company will reimburse them for their reasonable forwarding expenses. In addition to the use of the mails, proxies may be solicited by trustees, officers and regular employees of the Company, who will not be specially compensated for such services, by means of personal calls upon, or telephonic or telegraphic communications with, shareholders or their personal representatives.


                                  OTHER MATTERS

       The Board of Trustees knows of no matters other than those described in this Proxy Statement which are likely to come before the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named in the accompanying form of proxy intend to vote the proxies in accordance with their discretion.


                                            By Order of the Board Trustees

                                            /s/ George A. Schmidt
                                            ------------------------
                                            George A. Schmidt
                                            SECRETARY

March 28, 2003

                                    EXHIBIT A

                              GLIMCHER REALTY TRUST
                             AUDIT COMMITTEE CHARTER

I.     PURPOSE

The Audit Committee (the "Committee") is appointed by the Board of Trustees (the "Board") of Glimcher Realty Trust (the "Company") to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the independent auditor's qualifications and independence, (3) the performance of the Company's internal audit function and independent auditors and (4) the compliance by the Company with legal and regulatory requirements.

The Committee shall prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

II.    COMMITTEE MEMBERSHIP

The Committee shall consist of no fewer than three members. The members of the Committee shall meet the independence and experience requirements of the New York Stock Exchange and applicable law, including the Sarbanes-Oxley Act of 2002 (the "Act"). At least one member of the Committee shall be a "financial expert," as defined under the Act and the regulations promulgated thereunder.

The members of the Committee shall be appointed by the Board on the recommendation of the Company's Nominating & Corporate Governance Committee (the "Nominating Committee"). Committee members may be removed or replaced by the Board on the recommendation of the Nominating Committee. There shall be a Chairman of the Committee, who shall be appointed by the Board on the recommendation of the Nominating Committee. Members of the Committee may not serve on more than three audit committees (including a member's service on the Committee).

III.   COMMITTEE AUTHORITY AND RESPONSIBILITY

    A. The Committee shall be solely responsible for the (i) appointment and replacement of the independent auditor (subject, if applicable, to shareholder ratification) and (ii) the compensation and oversight of the independent auditor for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Committee.

    B. The Committee shall approve in advance all audit engagement fees and terms and all permitted non-audit services provided by the independent auditors.

    C. The Committee shall meet as often as it determines, but not less frequently than quarterly. Meetings may be in person or by telephone conference call. Two or more Committee members shall constitute a quorum. The vote of a majority of the Committee members present at any meeting at which a quorum is present shall be necessary to constitute the act of the Committee.

    D. The Committee may form and delegate authority to subcommittees when appropriate.

    E. The Committee shall have the authority to engage special legal, accounting or other consultants to advise the Committee as it determines appropriate to assist in the full performance of its functions. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to any such consultants.

    F. The Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

    G. The Committee shall meet with management, the internal auditors and the independent auditor in separate executive sessions at least quarterly.

    H. The Committee may meet with the Company's investment bankers or financial analysts who follow the Company.

    I. The Committee shall make regular reports to the Board and shall submit the minutes of its meetings to the Board. The Committee shall review with the full Board any issues that arise with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements, the performance and independence of the Company's independent auditors, or the performance of the internal audit function.

    J. The Committee shall review and reassess the adequacy of this Charter at least annually and recommend any proposed changes to the Board for approval.

    K. The Committee shall provide a copy of the Charter to be included as an appendix to the Company's proxy statement at least once every three years, but in the event that the Charter is materially amended, include the Charter as an appendix to the Company's proxy statement in such year.

    L. The Board shall conduct an annual performance evaluation of the Committee.


The Committee's policies and procedures shall remain flexible in order to best react to changing conditions and to help ensure that the Company's accounting and reporting practices accord with all requirements and are of the highest quality. In carrying out its responsibilities, the Committee, to the extent it deems necessary or appropriate, shall:

FINANCIAL STATEMENT AND DISCLOSURE MATTERS

        1. Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in management's discussion and analysis.

        2. Recommend to the Board, based upon a review of the Company's audited financial statements and discussions with, and written statements provided by, the management and the independent auditor, whether the audited financial statements should be included in the Company's annual report on Form 10-K.

        3. Review and discuss with management and the independent auditor the Company's quarterly financial statements prior to the filing of its quarterly report on Form 10-Q, including the results of the independent auditor's review of the quarterly financial statements.

        4. Obtain from the independent auditor a report of all critical accounting policies and practices, all alternative treatments of financial information that have been discussed with management and the ramifications of such alternative treatments, including the treatment preferred by the independent auditor, and all material communications between the independent auditor and management.

        5. Approve, if appropriate, major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditors, management, or the internal auditors.

        6. Discuss with management, prior to release, the Company's earnings press releases, including the use of "pro forma" or "adjusted" non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies.

        7. Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company's financial statements.

        8. Inquire of management, the internal auditor, and the independent auditor about any potential financial risks or exposures and assess the steps management should take or has taken to minimize such risk.

        9. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including the management letter provided by the independent auditor and the Company's response to that letter, and any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

        10. Review disclosures made to the Audit Committee by the Company's CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any major deficiencies in the design or operation of internal controls and any fraud involving management or other employees who have a significant role in the Company's internal controls.

OVERSIGHT OF THE COMPANY'S RELATIONSHIP WITH THE INDEPENDENT AUDITOR

        11. Review the experience and qualifications of the senior members of the independent auditor team.

        12. Obtain and review a report from the independent auditor at least annually regarding (a) the auditor's internal quality-control procedures, (b) any material issues raised by the most recent quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any issues raised in clause (b) above, and (d) all relationships between the independent auditor and the Company. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor's quality controls are adequate and the provision of non-audit services is compatible with maintaining the auditor's independence, taking into account the opinions of management and the internal auditor. The Committee shall present its conclusions to the Board and, if so determined by the Committee, recommend that the Board take additional action to satisfy itself of the qualifications, performance and independence of the auditor.

        13. Adopt a policy of rotating the lead audit partner every five years and consider whether in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm itself on a regular basis.

        14. Recommend to the Board guidelines for the Company's hiring of employees or former employees of the independent auditor who were engaged on the Company's account.

        15. Discuss with the national office of the independent auditor issues on which they were consulted by the Company's audit team and matters of audit quality and consistency.

        16. Meet with the independent auditor and the financial management to review the scope of the audit proposed for the current year and the audit procedures to be utilized, and at its conclusion, review the audit, including the comments or recommendations of the independent auditors.

OVERSIGHT OF THE COMPANY'S INTERNAL AUDIT FUNCTION

        17. Review the appointment and, if necessary, the replacement of the senior internal auditing executive.

        18. Review the significant reports to management prepared by the internal auditing department and management's responses.

        19. Discuss with the independent auditor the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

        20. Review the internal audit function, including the independence and authority of its reporting obligations, the audit plans proposed for the coming year, and the coordination of such plans with the work of the independent auditors.

COMPLIANCE OVERSIGHT RESPONSIBILITIES

        21. Obtain from the independent auditor assurance that Section 10A of the Securities Exchange Act of 1934 has not been implicated.

        22. Obtain reports from management, the Company's senior internal auditing executive and the independent auditor that the Company is in conformity with applicable legal requirements and the Company's Code of Conduct and Ethics Policy and advise the Board with respect to such compliance.

        23. Review reports and disclosures of and approve affiliated party transactions in accordance with the requirements of the Company's Code of Conduct and Ethics Policy.

        24. Review with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company's financial statements or accounting policies.

        25. Establish procedures for the confidential, anonymous submission by employees of the Company of concerns regarding accounting and auditing matters.

        26. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting and auditing matters.

        27. Discuss with the Company's counsel legal and regulatory matters that may have a material impact on the Company's financial statements, and compliance policies and programs, including corporate securities trading policies.

        28. Perform any other activities consistent with this Charter as the Committee or the Board may deem necessary or appropriate.


LIMITATION OF COMMITTEE'S ROLE

The members of the Committee are not professionally engaged in the practice of accounting or auditing. While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.